UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Metabasis Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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METABASIS THERAPEUTICS, INC.

11119 North Torrey Pines Road

La Jolla, CA 92037

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 1, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Metabasis Therapeutics, Inc., a Delaware corporation. The meeting will be held on June 1, 2007 at 10:00 a.m. local time at the corporate headquarters of Metabasis located at 11119 North Torrey Pines Road, La Jolla, CA 92037 for the following purposes:

1.                To elect three Class III directors to hold office until our 2010 Annual Meeting of Stockholders.

2.                To ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2007.

3.                To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 11, 2007. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

David F. Hale
Chairman of the Board

La Jolla, California
April 27, 2007

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must request and obtain a proxy issued in your name from that record holder.

METABASIS THERAPEUTICS, INC.

11119 North Torrey Pines Road

La Jolla, CA 92037

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 1, 2007

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these proxy materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Metabasis Therapeutics, Inc. is soliciting your proxy to vote at its 2007 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy by telephone or on the Internet.

We intend to mail this proxy statement and the accompanying proxy card on or about April 27, 2007 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 11, 2007, the record date for the annual meeting, will be entitled to vote at the annual meeting. At the close of business on the record date, there were 30,517,459 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on the record date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card, or vote by proxy over the telephone or on the Internet as instructed below, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If at the close of business on the record date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting.

As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.

What am I voting on?

There are two matters scheduled for a vote at the annual meeting:

•       Election of three Class III directors to hold office until our 2010 Annual Meeting of Stockholders; and

•       Ratification of the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2007.

How do I vote?

For the election of directors, you may either vote “For” all three nominees or you may ”Withhold” your vote for any nominee you specify. For any other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting. Alternatively, you may vote by proxy by using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•       To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•       To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•       To vote over the telephone, dial toll-free 1-800-PROXIES using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Standard Time on May 31, 2007, to be counted.

•       To vote on the Internet, go to http://www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Standard Time on May 31, 2007, to be counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank or other agent. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your telephone or Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 11, 2007, the record date for the annual meeting.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all three nominees for director and “For” the ratification of the selection of

Ernst & Young LLP as our independent auditors. If any other matter is properly presented at the meeting, one of the individuals named on your proxy card as your proxy will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•       you may submit another properly completed proxy with a later date,

•       you may send a written notice that you are revoking your proxy to our Corporate Secretary at 11119 North Torrey Pines Road, La Jolla, CA 92037, or

•       you may attend the annual meeting and vote in person (however, simply attending the meeting will not, by itself, revoke your proxy).

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, a stockholder proposal must be submitted in writing by December 29, 2007, to our Corporate Secretary at 11119 North Torrey Pines Road, La Jolla, CA 92037. If you wish to submit a proposal that is not to be included in next year’s proxy materials, your proposal generally must be submitted in writing to the same address no later than March 3, 2008 but no earlier than February 2, 2008. Please review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to any proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker, bank or other agent may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give instructions to your broker, bank or other agent, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•       For the election of directors, the three nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•       To be approved, the ratification of the selection of Ernst & Young LLP as our independent auditors must receive “For” votes from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares as of the close of business on the record date are represented by stockholders present at the meeting or by proxy. At the close of business on the record date, there were 30,517,459 shares outstanding and entitled to vote. Therefore, in order for a quorum to exist, 15,258,730 shares must be represented by stockholders present at the meeting or by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2007.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight members and is divided into three classes, each of which has a three-year term. Class I consists of two directors and Classes II and III consist of three directors each. The Class III directors are to be elected at the annual meeting to serve until our 2010 Annual Meeting of Stockholders and until their successors are duly elected and qualified, or until their death, resignation or removal. The terms of the directors in Classes I and II expire at our 2008 and 2009 Annual Meetings of Stockholders, respectively. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the director’s successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

The three nominees for Class III directors are David F. Hale, Paul K. Laikind, Ph.D. and George F. Schreiner, M.D., Ph.D. Mr. Hale and Dr. Laikind are currently Class III directors of Metabasis. Mr. Hale and Dr. Laikind were previously appointed by our Board of Directors prior to our initial public offering. The nomination of Dr. Schreiner by our Corporate Governance and Nominating Committee and our Board of Directors was originally recommended by William R. Rohn, a non-management director of Metabasis and Chairman of our Corporate Governance and Nominating Commitee. Heinz W. Gschwend, Ph.D. is currently a Class III director and has elected not to stand for re-election at the annual meeting.

Directors are elected by a plurality of the votes present at the meeting or by proxy and entitled to vote at the meeting. The three nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted “For” the election of the three nominees named above or, if either nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by our Board of Directors. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.

We encourage all of our directors and nominees for director to attend our annual meeting of stockholders. All of our directors attended our 2006 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE NAMED ABOVE.

The following is biographical information as of January 15, 2007 for each nominee for Class III director and each person whose term of office as a Class I or II director will continue after the annual meeting.

Name	Age	Position
Daniel D. Burgess, M.B.A.	45	Director
Mark D. Erion, Ph.D.	49	Chief Scientific Officer, Executive Vice President of Research and Development and Director
Luke B. Evnin, Ph.D.	43	Director
David F. Hale	58	Chairman of the Board
Paul K. Laikind, Ph.D.	51	Chief Executive Officer, President, Secretary and Director
Arnold L. Oronsky, Ph.D.	66	Director
William R. Rohn	63	Director
George F. Schreiner, M.D., Ph.D.	57	Nominee

Nominees for Election for a Three-Year Term Expiring at the 2010 Annual Meeting

David F. Hale has served as Chairman of our Board of Directors since September 2006 and as a director since April 1997. Mr. Hale is currently Chairman of Hale BioPharma Ventures and served as President and Chief Executive Officer and a director of CancerVax Corporation from October 2000 to May 2006 when CancerVax merged with Micromet AG to form Micromet, Inc., of which he is Chairman. Prior to joining CancerVax, he was President and Chief Executive Officer of Women First HealthCare, Inc. from January 1998 to May 2000. Mr. Hale served as President, Chief Executive Officer and Chairman of Gensia from May 1987 to November 1997. Prior to joining Gensia, Mr. Hale was President and Chief Executive Officer of Hybritech Inc. Mr. Hale serves as Chairman of the board of directors of the publicly-held biopharmaceutical companies Santarus, Inc. and Somaxon Pharmaceuticals, Inc. He also serves as Executive Chairman of the privately-held specialty pharma company, SkinMedica, Inc., and on the boards of privately-held Verus Pharmaceuticals, Inc. and Conatus Pharmaceuticals, Inc. Mr. Hale also serves on the boards of the Biotechnology Industry Organization (BIO), BIOCOM/San Diego, the California Healthcare Institute, CONNECT, the Biotechnology Institute, Children’s Hospital and The Burnham Institute. Mr. Hale received a B.A. in biology and chemistry from Jacksonville State University.

Paul K. Laikind, Ph.D. is one of our founders and has served on our Board of Directors since April 1997, was appointed Chairman of the Board and Chief Executive Officer in April 1998, and President and Secretary in June 1999. Dr. Laikind served as Chairman of the Board from April 1998 to September 2006. From 1986 to 1999, Dr. Laikind founded and was Vice President of Business Development and a director at Gensia, where he was responsible for establishing major research and development corporate partnerships with leading U.S. and European companies including Marion Merrell Dow, Sandoz, Boehringer Mannheim, Pfizer and Sankyo. While at Gensia, Dr. Laikind founded Viagene, Inc., a biotechnology company acquired by Chiron, Inc. in 1995. Dr. Laikind serves on the board of BIOCOM/San Diego, BIO Emerging Company Governing Board, and the San Diego American Liver Foundation. Dr. Laikind holds a Ph.D. in chemistry from the University of California at San Diego, or UCSD, and has served as a research faculty member at the UCSD School of Medicine.

George F. Schreiner, M.D., Ph.D. has not previously served on our Board of Directors. Dr. Schreiner is currently Chief Executive Officer and a director of Raven Biotechnologies, Inc., a privately-held biotechnology company. Prior to joining Raven Biotechnologies in May 2006, he was President of Research and Development and Chief Scientific Officer at Scios Inc., a biopharmaceutical company and member of the Johnson & Johnson Family of Companies, from April 2003 to May 2006, and held the positions of Chief Scientific Officer, Chief Medical Officer and Senior Vice President of Research and Development of Scios from January 1997 to April 2003. Prior to joining Scios, Dr. Schreiner was Vice President, Medical Science and Preclinical Research at CV Therapeutics, Inc., a publicly-held biopharmaceutical company, from 1993 to January 1997. Dr. Schreiner received his M.D. from Harvard Medical School and his Ph.D. in Immunology from Harvard University. He trained in Internal Medicine and Nephrology at the Brigham and Women’s Hospital in Boston. He held joint appointments on the faculties of the Department of Medicine and Pathology at Harvard Medical School and the Washington University School of Medicine, where he received tenure.

Directors Continuing in Office Until the 2008 Annual Meeting

Daniel D. Burgess, M.B.A. has served on our Board of Directors since March 2004. Mr. Burgess has been the Chief Operating Officer and Chief Financial Officer of Hollis-Eden Pharmaceuticals, Inc. since August 1999. Mr. Burgess joined Hollis-Eden from Nanogen, Inc., where he served as Vice President and Chief Financial Officer. Prior to joining Nanogen in 1998, Mr. Burgess spent ten years with Gensia, Inc., including with Gensia Automedics, Inc., a partially owned subsidiary of Gensia. Mr. Burgess served as President and a director of Gensia Automedics, where he was responsible for all functional areas of this medical products company. In addition, he was Vice President and Chief Financial Officer of Gensia, where he was responsible for finance, investor relations, business development and other administrative functions. Prior to joining Gensia, Mr. Burgess held positions at Castle & Cooke, Inc. and Smith Barney, Harris Upham and Company. Mr. Burgess serves on the board of directors of the publicly-held specialty pharmaceutical company Santarus, Inc. and on the Board of BIOCOM/San Diego. He received a degree in economics from Stanford University and an M.B.A. from Harvard Business School.

Luke B. Evnin, Ph.D. has served on our Board of Directors since September 2000. Dr. Evnin is a General Partner at MPM Capital, a venture capital firm focusing on global healthcare investments. Before joining MPM Capital in 1998, Dr. Evnin was affiliated with Accel Partners for seven years, including four years as a General Partner. He was involved in biopharmaceutical, pharmaceutical, medical device and healthcare service companies for Accel Partners’ funds III, IV, and V. He was responsible for overall investment strategy, deal origination, analyses, investment and gain realization. Dr. Evnin serves on the board of directors of the publicly-held medical device company Restore Medical Corporation as well as several privately-held healthcare companies, including EnteroMedics, Inc. He also serves on the board of directors of Medical Portfolio Management, L.P., an investment management firm, and is chairman of the Scleroderma Research Foundation, a non-profit organization. Dr. Evnin holds a Ph.D. in biochemistry from the University of California at San Francisco, and an A.B. in Molecular Biology from Princeton University.

Directors Continuing in Office Until the 2009 Annual Meeting

Mark D. Erion, Ph.D. is one of our founders and has served as our Executive Vice President of Research and Development since April 1997 and on our Board of Directors since June 1999. In November 2005, Dr. Erion was appointed Chief Scientific Officer of Metabasis. Prior to joining Metabasis, Dr. Erion was with Gensia, where he served as Director of Chemistry and Biochemistry from 1991 and assumed responsibility for research in 1996. Prior to joining Gensia, Dr. Erion was a Group Leader at Ciba-Geigy Pharmaceutical Company, where he directed a team in the area of protein engineering. Dr. Erion’s research has resulted in over 98 publications and 30 U.S. patents. His discovery efforts over the past 12 years have produced seven clinical candidates, several research collaborations and more recently our HepDirect and NuMimetic technologies. Dr. Erion received a B.S. in mathematics and chemistry from the University of Oregon, a Ph.D. in Chemistry from Cornell University and was a National Institutes of Health postdoctoral fellow in enzymology at the Massachusetts Institute of Technology.

Arnold L. Oronsky, Ph.D. has served on our Board of Directors since September 2000. Dr. Oronsky is a General Partner at InterWest Partners, a venture capital firm focusing on investments in life sciences and information technology. Dr. Oronsky joined InterWest Partners in a full-time capacity in 1994 after serving as a special limited partner since 1989. He also serves as a senior lecturer in the Department of Medicine at Johns Hopkins Medical School. From 1980 to 1993, Dr. Oronsky was Vice President for Discovery Research at the Lederle Laboratories division of American Cynamid Company, a pharmaceutical company. From 1973 to 1976, Dr. Oronsky was Head of Inflammation, Allergy and Immunology Research at Ciba-Geigy. From 1970 to 1972, he was an assistant professor at Harvard Medical School, where he also served as a research fellow from 1968 to 1970. Dr. Oronsky serves on the board of directors of the publicly-held biotechnology companies Aspreva Pharmaceuticals Corporation, Anesiva Inc., and Dynavax Technologies Corporation. He holds a Ph.D. from Columbia University, College of Physicians and Surgeons and a B.S. degree from University College, New York University.

William R. Rohn has served on our Board of Directors since December 2004. From April 2005 until March 2006, Mr. Rohn served as interim Chief Executive Officer and Vice Chairman of the Board of Raven Biotechnologies, a private biotechnology company for which he currently serves as a director. In January 2005, Mr. Rohn retired from Biogen Idec Inc., where he had served as Chief Operating Officer since the merger of IDEC Pharmaceuticals Inc. and Biogen, Inc. in November 2003. Mr. Rohn joined

IDEC in August 1993 as Senior Vice President, Commercial and Corporate Development, was appointed Senior Vice President, Commercial Operations in April 1996 and was promoted to Chief Operating Officer in May 1998 and President in January 2002. Prior to joining IDEC, Mr. Rohn was employed by Adria Laboratories from 1984 until 1993, most recently as Senior Vice President of Sales and Marketing. Prior to Adria, Mr. Rohn held marketing and sales management positions at Abbott Laboratories, Warren-Teed Pharmaceuticals, Miles Laboratories and Mead Johnson Laboratories. Mr. Rohn serves on the Board of Directors of Cerus Corporation, a publicly-held biotechnology company, and Pharmacyclics, Inc. and Elan Corporation plc, publicly-held pharmaceutical companies. Mr. Rohn received a B.A. in Marketing from Michigan State University.

Executive Officers

The following is biographical information as of January 15, 2007 for our executive officers other than Drs. Laikind and Erion, both of whom are discussed above.

Name	Age	Position
John W. Beck, C.P.A.	47	Senior Vice President of Finance, Chief Financial Officer and Treasurer
Edgardo Baracchini, Ph.D., M.B.A.	47	Senior Vice President of Business Development
Howard Foyt, M.D., Ph.D.	53	Vice President of Clinical Development
R. Wayne Frost, Pharm. D., J.D.	52	Vice President of Regulatory Affairs and Quality Assurance

John W. Beck, C.P.A. is one of our founders and has served as our Vice President of Finance, Chief Financial Officer and Treasurer since June 1999 and was promoted to our Senior Vice President of Finance, Chief Financial Officer and Treasurer in April 2005. Mr. Beck previously served as our Director of Finance from April 1998 to June 1999. Mr. Beck has more than 19 years of financial management experience. In February 1994 he joined Neurocrine Biosciences, Inc., where he served as Director of Finance from May 1996 to April 1998 and played an important role in Neurocrine’s 1996 initial public offering. Prior to joining Neurocrine, Mr. Beck held financial management positions at high technology and financial services companies including General Dynamics and Ernst and Young LLP. Mr. Beck received a B.A. in accounting from the University of Washington and also holds a Th.B. in theology from a Seattle, Washington-based seminary. Mr. Beck is a licensed certified public accountant in the state of California and is a member of the American Institute of Certified Public Accountants and the Association of Bioscience Financial Officers.

Edgardo Baracchini, Ph.D., M.B.A. has served as our Vice President of Business Development since May 2002 and was promoted to our Senior Vice President of Business Development in April 2005. Dr. Baracchini has over 15 years’ experience in structuring and negotiating research and development partnerships, mergers and acquisitions, and in-licensing arrangements. To date, Dr. Baracchini has negotiated more than 50 business transactions with multinational and Asian pharmaceutical firms, biotechnology companies and leading universities. Prior to joining Metabasis, since 1999 Dr. Baracchini was an officer and Vice President of Business Development at Elitra Pharmaceuticals. From 1996 to 1999, Dr. Baracchini served as the Director of Business Development at Agouron Pharmaceuticals, and as Assistant Director of Business Development at Isis Pharmaceuticals from 1992 to 1996. Dr. Baracchini holds a Ph.D. in molecular and cell biology from the University of Texas at Dallas, an M.B.A. from the University of California, Irvine and a B.S. degree in microbiology from the University of Notre Dame.

Howard Foyt, M.D., Ph.D. has served as Vice President of Clinical Development since January 2006. Dr. Foyt joined Metabasis from Pfizer Global Research & Development (formerly Parke-Davis Pharmaceutical Research) where he served as Senior Director, Medical & Development Sciences and Therapy Area Site Head—Diabetes & Obesity in La Jolla, California from 2004 to 2005 and as Senior

Director, Metabolic Clinical Development in Ann Arbor, Michigan from 2000 to 2004. From 1996 to 2000, Mr. Foyt served as Director of Clinical Research, Endocrine and Metabolism at Parke-Davis, prior to the acquisition of the company by Pfizer in 2000. Prior to joining Parke-Davis, Dr. Foyt was an Assistant Professor and Medical Director, University Diabetes Center at the University of Texas Medical Branch, Galveston, TX from 1991 to 1996. Mr. Foyt earned his medical degree and a Ph.D. in Cell Biology from Baylor College of Medicine. Dr. Foyt completed his residency in internal medicine at Baylor and an endocrinology fellowship at the National Institute of Diabetes and Digestive and Kidney Diseases, National Institutes of Health.

R. Wayne Frost, Pharm. D., J.D. has served as our Vice President of Regulatory Affairs and Quality Assurance since December 2005. Dr. Frost has over 20 years of experience in the pharmaceutical industry, including 15 years in regulatory affairs. Prior to joining Metabasis, Dr. Frost was with Amgen, Inc. where he served as Director, Global Regulatory Leader, and Regulatory Affairs Liaison for the nephrology franchise from 2003 to 2006. From 1997 to 2003, Dr. Frost served as Director of Regulatory Strategy & Registration and Therapeutic Area Head of Respiratory, Allergy, Inflammation and Immunology at Pfizer Global Research and Development. Dr. Frost earned his Pharm. D. at Creighton University School of Pharmacy, his J. D. from the University of Connecticut School of Law, and his post-doctoral fellowship in pharmacokinetics/ infectious diseases at SUNY-Buffalo. Dr. Frost was an adjunct professor in the Temple University School of Pharmacy QA/RA Master’s Degree Program from 2000 to 2003 and continues to be a guest lecturer at Yale University School of Public Health on Food and Drug Law.

Independence of the Board of Directors and its Committees

As required under the Nasdaq Stock Market listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board. Our Board of Directors consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and Metabasis, our senior management and our independent auditors, our Board of Directors affirmatively has determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Dr. Laikind, our Chief Executive Officer, President and Secretary, and Dr. Erion, our Chief Scientific Officer and Executive Vice President of Research and Development. In making this determination, the Board found that except for Drs. Laikind and Erion, none of the directors or nominees for director have a material or other disqualifying relationship with Metabasis.

As required under applicable Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors were present. All of the committees of our Board of Directors are comprised entirely of directors determined by the Board to be independent within the meaning of the applicable Nasdaq listing standards and free of any relationship that would impair his individual exercise of independent judgment with regard to Metabasis.

Information Regarding the Board of Directors and its Committees

Our Board of Directors has an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. The following is membership and meeting information for each of these committees during the fiscal year ended December 31, 2006, as well as a description of each committee and its functions.

Name	Audit Committee		Compensation Committee		Corporate Governance and ominating Committee
Daniel D. Burgess, M.B.A.	X	*
Mark D. Erion, Ph.D. .
Luke B. Evnin, Ph.D.					X
Heinz W. Gschwend, Ph.D.(1)			X		X
David F. Hale	X		X	*
Paul K. Laikind, Ph.D. .
Arnold L. Oronsky, Ph.D.	X		X
William R. Rohn.					X	*
Total meetings in fiscal year 2006	5		6	(2)	1

*                    Committee Chairperson

(1)          Dr. Gschwend is currently a Class III director and has elected not to stand for re-election at the annual meeting.

(2)          The Compensation Committee acted by unanimous written consent two times during fiscal 2006.

Audit Committee

The Audit Committee operates pursuant to a written charter that is available on our website at http://www.mbasis.com. The functions of the Audit Committee include, among other things:

•       reviewing and pre-approving the engagement of our independent auditors to perform audit services and any permissible non-audit services,

•       reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent auditors and management,

•       reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation, and matters concerning the scope, adequacy and effectiveness of our financial controls,

•       reviewing and approving transactions between Metabasis and any related persons, and

•       establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters.

Three directors currently comprise the Audit Committee: Mr. Burgess (Chairman), Mr. Hale and Dr. Oronsky. Our Board of Directors has determined that Mr. Burgess qualifies as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission, or SEC, rules. The Board made a qualitative assessment of Mr. Burgess’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Metabasis under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board of Directors. The Audit Committee’s functions are more fully described in its charter, which is available on our website at http://www.mbasis.com. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management our audited financial statements as of and for the fiscal year ended December 31, 2006.

The Audit Committee reviewed with Ernst & Young LLP such matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the Audit Committee discussed with Ernst & Young LLP their independence, and received from Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1. Finally, the Audit Committee discussed with Ernst & Young LLP, with and without management present, the scope and results of Ernst & Young LLP’s audit of such financial statements.

Based on these reviews and discussions, the Audit Committee recommended to our Board of Directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC. The Audit Committee also has engaged Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2007 and is seeking ratification of such selection by the stockholders.

Audit Committee
Daniel D. Burgess, M.B.A., Chairman
David F. Hale
Arnold L. Oronsky, Ph.D.

Compensation Committee

The Compensation Committee operates pursuant to a written charter that is available on our website at http://www.mbasis.com. The functions of the Compensation Committee include, among other things:

•       determining the compensation and other terms of employment of our executive officers, vice presidents and other employees that earn more than $200,000 annually, and reviewing and approving corporate performance goals and objectives relevant to such compensation,

•       recommending to our Board of Directors the type and amount of compensation to be paid or awarded to Board members,

•       evaluating and recommending to our Board of Directors our equity incentive, compensation and other employee benefit plans, as well as modification or termination of existing plans,

•       administering our equity incentive, compensation and other employee benefit plans,

•       establishing policies with respect to equity compensation arrangements,

•       reviewing and approving the terms of any employment agreements, severance arrangements, change-in-control protections and any other compensatory arrangements for our executive officers, and

•       reviewing with management our Compensation Discussion and Analysis and considering whether to recommend that it be included in our proxy statements and other filings.

Three directors currently comprise the Compensation Committee: Mr. Hale (Chairman) and Drs. Gschwend and Oronsky.

Typically, the Compensation Committee meets several times annually. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance. The charter of the Compensation Committee grants it full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and any other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants and obtain survey results to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

The Compensation Committee has the primary authority to determine compensation for our executive officers. In addition, the Compensation Committee, together with the remaining independent members of our Board of Directors, have authority to review our Chief Executive Officer’s individual performance and compensation, as well as to establish and determine achievement of our annual corporate goals. Each year, the Compensation Committee and the remaining independent members of our Board of Directors review the compensation of our Chief Executive Officer, as well as his individual performance for the calendar year under review and our company’s overall performance relative to our corporate goals. The Compensation Committee also reviews compensation for the other executive officers on an annual basis and his or her individual performance for the calendar year under review. To aid the Compensation Committee’s review, our Chief Executive Officer provides a recommendation concerning the achievement of corporate goals and the performance and compensation of the executive officers, excluding himself. The Compensation Committee also reviews third party survey data for comparable companies and utilizes the services of an independent compensation consulting firm. The Compensation Committee compares the components of our executive compensation programs to the data developed by the independent consulting firm for comparable companies and compares the pay of individual executives if the jobs are sufficiently similar to make the comparisons meaningful.

The Compensation Committee or our Board of Directors have authority to grant stock option awards to our executive officers. Annual stock option awards are generally made in connection with the Compensation Committee’s annual review of company performance and executive officer performance (and the annual review of our Chief Executive Officer’s performance by the independent members of our Board of Directors) during the first quarter of each year. The range of stock options granted to each executive officer is determined based upon equity incentive compensation information from our group of comparable companies.

Under its charter, the Compensation Committee also has the primary authority to review, at least annually, and recommend to the Board of Directors all compensation for our non-employee directors in connection with their service on our Board of Directors. To aid its review of non-employee director compensation, the Compensation Committee engaged a compensation consulting group to conduct a review of the compensation for non-employee directors for our comparable group of companies.

Also under its charter, the Compensation Committee may form, and delegate authority to, subcommittees, as appropriate. The Compensation Committee has delegated authority to the Chief Executive Officer, Dr. Laikind, to grant, without any further action required by the Compensation Committee, stock options to our employees who are not executive officers, vice presidents or other employees that earn more than $200,000 annually based on guidelines that were reviewed and approved by the Compensation Committee. The purpose of this delegation of authority is to enhance the flexibility of option administration and to facilitate the timely grant of options to non-executive employees, particularly new employees, within specified limits approved by the Compensation Committee. Typically, as part of its oversight function, the Compensation Committee will review on a periodic basis the list of grants made by Dr. Laikind. During the fiscal year ended December 31, 2006, Dr. Laikind exercised his authority to grant options to purchase an aggregate of 931,105 shares to non-officer employees.

The specific determinations of the Compensation Committee with respect to executive compensation are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

As indicated above, the Compensation Committee currently consists of Drs. Gschwend and Oronsky and Mr. Hale. No member of the Compensation Committee has ever been an officer or employee of ours. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Compensation Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Metabasis under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Compensation Committee
David F. Hale, Chairman
Arnold L. Oronsky, Ph.D.
Heinz W. Gschwend, Ph.D.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee operates pursuant to a written charter that is available on our website at http://www.mbasis.com. The functions of the Corporate Governance and Nominating Committee include, among other things:

•       developing and maintaining a current list of the functional needs of our company and qualifications of members of our Board of Directors,

•       evaluating director performance on our Board of Directors and applicable committees of the Board and determining whether continued service on the Board is appropriate,

•       interviewing, evaluating, nominating and recommending individuals for membership on our Board of Directors,

•       evaluating nominations by stockholders of candidates for election to our Board of Directors,

•       assisting the Compensation Committee, as requested, in determining the compensation for non-employee directors and evaluating the performance of the Chief Executive Officer,

•       periodically reviewing Metabasis’ officer succession plans and recommending to our Board of Directors individuals to succeed to officer positions,

•       overseeing and reviewing the processes and procedures for provision of information to our Board of Directors and its committees,

•       periodically reviewing the Metabasis Code of Business Conduct and Ethics,

•       considering questions of possible conflicts of interest of directors as such questions arise, and

•       recommending to our Board of Directors the establishment of such special committees as may be desirable or necessary from time to time in order to address ethical, legal, business or other matters that may arise.

Three directors comprise our Corporate Governance and Nominating Committee: Mr. Rohn (Chairman) and Drs. Evnin and Gschwend.

The Corporate Governance and Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Corporate Governance and Nominating Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Corporate Governance and Nominating Committee retains the right to modify these qualifications from time to time.

Candidates for director nominees are reviewed in the context of the current composition of our Board of Directors, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Corporate Governance and Nominating Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and Metabasis, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Corporate Governance and Nominating Committee reviews such directors’ overall service to us during their term, including the number of meetings attended, level of participation, quality of performance, and any other relevant considerations. In the case of new director candidates, the Corporate Governance and Nominating Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Corporate Governance and Nominating Committee then uses its network of contacts and those of the independent members of our Board of Directors to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Corporate Governance and Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board of Directors. The Corporate Governance and Nominating Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board.

The Corporate Governance and Nominating Committee will consider director candidates recommended by stockholders. The Corporate Governance and Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Corporate Governance and Nominating Committee to become nominees for election to the Board at an annual meeting of stockholders must do so by delivering at least 120 days prior to the anniversary date of the mailing of the proxy statement for our last annual meeting of stockholders a written recommendation to the Corporate Governance and Nominating Committee at the following address: 11119 North Torrey Pines Road, La Jolla, California 92037. Each submission must set forth: the name and address of the stockholder on whose behalf the submission is made; the number of our shares that are owned beneficially by such stockholder as of the date of the submission; the full name of the proposed candidate; a description of the proposed candidate’s business experience for at least the previous five years; complete biographical information for the proposed candidate; and a description of the proposed candidate’s qualifications as a director. To date, the Corporate Governance and Nominating Committee has not received a director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

Meetings of the Board of Directors and Board and Committee Member Attendance

Our Board of Directors met ten times and acted by unanimous written consent two times during fiscal 2006. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

Stockholder Communications with the Board of Directors

Our Board of Directors has adopted a formal process by which our stockholders may communicate with the Board or individual directors. Information regarding this process is available on our website at http://www.mbasis.com.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at http://www.mbasis.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, as well as via any other means then required by Nasdaq listing standards or applicable law.

ACCOUNTING AND AUDITING MATTERS OPEN DOOR POLICY

We have adopted an Accounting and Auditing Matters Open Door policy to facilitate the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submission by our employees of concerns regarding these matters. The Accounting and Auditing Matters Open Door Policy is available on our website at http://www.mbasis.com.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of our Board of Directors has engaged Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2007 and is seeking ratification of such selection by our stockholders at the annual meeting. Ernst & Young LLP has audited our financial statements since 1997. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent auditors. However, the Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Metabasis and our stockholders.

To be approved, the ratification of the selection of Ernst & Young LLP as our independent auditors must receive “For” votes from the majority of shares present and entitled to vote either in person or by proxy. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

In connection with the audit of our 2006 financial statements, our Audit Committee entered into an engagement agreement with Ernst & Young LLP which set forth the terms by which Ernst & Young LLP has performed audit services for Metabasis. That agreement is subject to alternative dispute resolution procedures.

The following table provides information regarding the aggregate fees billed to us by Ernst & Young LLP for the fiscal years ended December 31, 2006 and 2005. All fees described below were approved by the Audit Committee.

	Fiscal Year Ended December 31,
	2006	2005
Audit Fees(1)	$398,694	$141,341
Audit-related Fees(2)	49,326	—
Tax Fees(3)	16,500	15,400
All Other Fees	—	—
Total Fees	$464,520	$156,741

(1)          Represents fees for services rendered for the audit and/or reviews of our financial statements, including compliance with the Sarbanes-Oxley Act of 2002 in fiscal 2006. Also includes fees for services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters and consents), and assistance in responding to SEC comment letters.

(2)          Represents fees for accounting and advisory services in connection with the adoption of newly issued accounting pronouncements and consultations on other technical accounting matters.

(3)          Represents fees for preparation of federal, state and local income and franchise tax returns and related schedules and calculations, as well as general consultation regarding federal and state income tax matters, employment tax matters and sales and use tax matters.

Pre-Approval Policies and Procedures

The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy, which sets forth the procedures and the conditions pursuant to which services proposed to be performed by our independent auditors are, or may be, pre-approved.

The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the independence of Ernst & Young LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of January 15, 2007 by: (i) each of our directors and nominees for director, (ii) each of our executive officers named in our Summary Compensation Table, (iii) all of our directors and executive officers as a group and (iv) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock. The table is based upon information supplied by our officers, directors and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 30,493,136 shares outstanding on January 15, 2007, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on March 16, 2007, which is 60 days after January 15, 2007. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
MPM Capital L.P. and its affiliates(2) 200 Clarendon Street, 54th Floor Boston, Massachusetts 02116	5,411,618	17.2%
Federated Investors, Inc.(3) Federated Investors Tower Pittsburgh, PA 15222	3,483,250	11.1
InterWest Management Partners VII, LLC and its affiliates(4) 2710 Sand Hill Road, Second Floor Menlo Park, California 94025	3,236,298	10.4
Credit Suisse/Sprout Group(5) 11 Madison Avenue New York, New York 10010	3,840,980	12.4
Felix J. Baker, Julian C. Baker and their affiliates(6) 667 Madison Avenue New York, New York 10021	2,642,083	8.6
Sicor Inc. 19 Hughes Irvine, California 92618	2,114,425	6.9
Luke B. Evnin, Ph.D.(2)(7)	5,449,951	17.3
Arnold L. Oronsky, Ph.D.(4)(8)	3,274,631	10.5
Paul K. Laikind, Ph.D.(9)	886,950	2.9
Mark D. Erion, Ph.D.(10)	779,875	2.5
John W. Beck, C.P.A.(11)	333,590	1.1
David F. Hale(12)	189,986		*
Edgardo Baracchini, Ph.D., M.B.A.(13)	162,030		*
Heinz W. Gschwend, Ph.D.(14)	75,693		*
Howard Foyt, M.D., Ph.D.(15)	63,950		*
Daniel D. Burgess(16)	38,333		*
William R. Rohn(17)	30,833		*
George F. Schreiner, M.D., Ph.D.	—		*
All directors and executive officers as a group (12 persons)(18)	11,299,323	32.9

                  * Less than one percent.

          (1) Except as otherwise noted above, the address for each person or entity listed in the table is c/o Metabasis Therapeutics, Inc., 11119 North Torrey Pines Road, La Jolla, CA 92037.

          (2) Based solely upon information provided to Metabasis by MPM Capital L.P. in February 2007. Includes 334,131 shares held by MPM BioVentures II, L.P., 3,028,085 shares held by MPM BioVentures II-QP, L.P., 1,066,044 shares held by MPM BioVentures GmbH & Co. Parallel-Beteiligungs KG and 69,718 shares held by MPM Asset Management Investors 2000B LLC. Also includes 913,640 shares MPM BioVentures II, L.P., MPM BioVentures II-QP, L.P., MPM BioVentures GmbH & Co. Parallel-Beteiligungs KG and MPM Asset Management Investors 2000 B LLC have the right to acquire from us within 60 days of January 15, 2007 pursuant to the exercise of warrants. MPM Capital L.P. is a direct or indirect parent and/or control person of MPM Asset Management II LLC, funds managed or advised by it (including MPM BioVentures II, L.P., MPM BioVentures II-QP, L.P., MPM BioVentures GmbH & Co. Parallel-Beteiligungs KG, and MPM Asset Management Investors 2000B LLC) and the general partners of such funds, and may be deemed to beneficially hold the securities owned by such entities. Dr. Evnin may be deemed to be a control person of MPM Capital L.P. as a result of his interest in Medical Portfolio Management LLC, the general partner of MPM Capital L.P. Dr. Evnin disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in these entities.

          (3) Based solely upon information contained in the Schedule 13G filed with the SEC on February 13, 2007. Includes 895,650 shares Federated Kaufmann Fund has the right to acquire from us within 60 days of January 15, 2007 pursuant to the exercise of warrants. Federated Kaufmann Fund is an affiliate of Federated Investors, a member of the NASD. Federated Kaufmann Fund has represented to us that the shares and warrants held by it were purchased in the ordinary course of business and that at the time of purchase of the shares and warrants held by it, it was not aware of any agreements or understandings, directly or indirectly, with any person to distribute the shares held by it or the common stock issuable upon exercise of the warrants held by it.

          (4) Based solely upon information contained in the Schedule 13G filed with the SEC on February 14, 2007. Includes 3,040,686 shares held by InterWest Partners VII, L.P., 145,612 shares held by InterWest Investors VII, L.P. and 50,000 shares held by Harvey B. Cash, a managing director of InterWest Management Partners VII, LLC, the general partner of InterWest Partners VII, L.P. and InterWest Investors VII, L.P. Also includes 555,625 shares InterWest Partners VII, L.P. and InterWest Investors VII, L.P. have the right to acquire from us within 60 days of January 15, 2007 pursuant to the exercise of warrants. Dr. Oronsky is a managing director of InterWest Management Partners VII, LLC. Dr. Oronsky disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in these entities.

          (5) Based solely upon information provided to Metabasis by Credit Suisse, on behalf of its investment banking division, on February 12, 2007. Includes 368,345 shares Sprout Capital IX, L.P. and its affiliates have the right to acquire from us within 60 days of January 15, 2007 pursuant to the exercise of warrants.

          (6) Based solely upon information contained in the Schedule 13G filed with the SEC on February 13, 2007. Includes 2,530,409 shares held by Baker Brothers Life Sciences, L.P., Baker Biotech Fund I, L.P., Baker Bros. Investments II, L.P., Baker Bros. Investments, L.P., 14159, L.P. and Baker Tisch Investments, L.P. Also includes 111,674 Felix J. Baker and Julian C. Baker and their affiliates have the right to acquire from us within 60 days of January 15, 2007 pursuant to the exercise of warrants. Felix J. Baker and Julian C. Baker maintain shared voting and dispositive power over the shares.

          (7) Includes 38,333 shares that Dr. Evnin has the right to acquire from us within 60 days of January 15, 2007 pursuant to the exercise of stock options.

          (8) Includes 38,333 shares that Dr. Oronsky has the right to acquire from us within 60 days of January 15, 2007 pursuant to the exercise of stock options.

          (9) Includes 26,792 unvested shares which are subject to a right of repurchase in our favor as of January 15, 2007. Also includes 186,437 shares that Dr. Laikind has the right to acquire from us within 60 days of January 15, 2007 pursuant to the exercise of stock options, 135,240 of which would be initially unvested and subject to a right of repurchase by us as of March 15, 2007 that would lapse over the vesting schedule. Also includes 2,955 shares purchased through participation in our 2004 Employee Stock Purchase Plan, or the 2004 ESPP.

    (10) Includes 24,807 unvested shares which are held by the Erion Family Trust and are subject to a right of repurchase in our favor as of January 15, 2007. Also includes an additional 318,976 shares held by the Erion Family Trust, 49,382 shares held by each of the Mark Erion 2002 Grantor Retained Annuity Trust and the Sonja Erion 2002 Grantor Retained Annuity Trust, and 15,089 shares held by each of the Derek Mark Erion 2003 Irrevocable Trust, the Renske Marie Erion 2003 Irrevocable Trust and the Karel Arnt Erion 2003 Irrevocable Trust. Also includes 115,958 shares that Dr. Erion has the right to acquire from us within 60 days of January 15, 2007 pursuant to the exercise of stock options, 81,827 of which would be initially unvested and subject to a right of repurchase by us as of March 15, 2007 that would lapse over the vesting schedule. Also includes 2,478 shares purchased through participation in the 2004 ESPP.

    (11) Includes 9,372 unvested shares which are subject to a right of repurchase in our favor as of January 15, 2007. Also includes 6,345 shares held by each of Katherine M. Dye, Ttee. Katerina F. Beck 2002 Irrev. Trust Dtd. 11/8/02, Katherine M. Dye, Ttee. Joseph C. Beck 2002 Irrev. Trust Dtd. 11/8/02 and Katherine M. Dye, Ttee. Rachael M. Beck 2002 Irrev. Trust. Dtd. 11/8/02.

Also includes 68,021 shares that Mr. Beck has the right to acquire from us within 60 days of January 15, 2007 pursuant to the exercise of stock options, 36,519 of which would be initially unvested and subject to a right of repurchase by us as of March 15, 2007 that would lapse over the vesting schedule. Also includes 6,889 shares purchased through participation in the 2004 ESPP.

    (12) Includes 47,226 shares held by the Hale Family Trust dated February 10, 1986. Also includes 3,111 shares the Hale Family Trust has the right to acquire from us within 60 days of January 15, 2007 pursuant to the exercise of warrants. Also includes 139,649 shares that Mr. Hale has the right to acquire from us within 60 days of January 15, 2007 pursuant to the exercise of stock options 82,858 of which would be initially unvested and subject to a right of repurchase by us as of March 15, 2007 that would lapse over the vesting schedule.

    (13) Includes 34,750 shares held by the Edgardo and Suzanne Baracchini Living Trust Dtd. 4/22/98. Also includes 3,392 shares held by the Gabriella Baracchini Irrev. Trust and 3,391 shares held by the Alexander Baracchini Irrev. Trust. Also includes 156,934 shares that Dr. Baracchini has the right to acquire from us within 60 days of January 15, 2007 pursuant to the exercise of stock options, 23,183 of which would be initially unvested and subject to a right of repurchase by us as of March 15, 2007 that would lapse over the vesting schedule.

    (14) Includes 48,676 shares held by the H.W. Gschwend & C.T. Healy Revocable Trust, of which Dr. Gschwend is a co-trustee. Also includes 27,017 shares that Dr. Gschwend has the right to acquire from us within 60 days of January 15, 2007 pursuant to the exercise of stock options.

    (15) Includes 62,806 shares that Dr. Foyt has the right to acquire from us within 60 days of January 15, 2007 pursuant to the exercise of stock options, 45,797 of which would be initially unvested and subject to a right of repurchase by us as of March 15, 2007 that would lapse over the vesting schedule. Also includes 1,144 shares purchased through participation in the 2004 ESPP.

    (16) Includes 38,333 shares that Mr. Burgess has the right to acquire from us within 60 days of January 15, 2007 pursuant to the exercise of stock options, 1,784 of which would be initially unvested and subject to a right of repurchase by us as of March 15, 2007 that would lapse over the vesting schedule.

    (17) Represents 30,833 shares that Mr. Rohn has the right to acquire from us within 60 days of January 15, 2007 pursuant to the exercise of stock options.

    (18) Includes 60,971 unvested shares which are subject to a right of repurchase in our favor as of January 15, 2007, 965,460 shares pursuant to the exercise of stock options within 60 days of January 15, 2006, 450,388 of which would be initially unvested and subject to a right of repurchase by us as of March 15, 2007 that would lapse over the vesting schedule, and 2,848,045 shares pursuant to the exercise of warrants within 60 days of January 15, 2007. Also includes shares held by Dr. Frost, who is not required to be listed separately in the table.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except that one report of changes in ownership was inadvertently filed late by each of Dr. Laikind, Messrs. Beck and Cash and Credit Suisse.

COMPENSATION OF DIRECTORS

The following table sets forth in summary form information concerning the compensation that we paid or awarded during the fiscal year ended December 31, 2006 to each of our non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Option Awards (1)(2)(3) ($)	Total ($)
David F. Hale, Chairman	48,125	110,831	158,956
Daniel D. Burgess	23,000	70,305	93,305
Luke B. Evnin, Ph.D.	17,500	58,100	75,600
Arnold L. Oronsky, Ph.D.	21,250	58,100	79,350
William R. Rohn	18,125	74,665	92,790
Heinz W. Gschwend, Ph.D.	20,000	56,872	76,872

(1)          The amounts shown are the compensation cost recognized by us in fiscal 2006 related to grants of stock options made during fiscal 2006 and in prior years that continued to vest during fiscal 2006, as prescribed under Financial Accounting Standard No. 123R, or SFAS No. 123R. For a discussion of valuation assumptions, see Note 1, “Stock-Based Compensation,” to our Notes to Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006.

(2)          The following table sets forth the full grant date fair value of each option award reported in this column, as calculated under SFAS No. 123R. For a discussion of valuation assumptions, see Note 1, “Stock-Based Compensation,” to our Notes to Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006.

Name	Date of Option Awards		Number of Shares of Stock Underlying Options (#)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Option Awards ($)
David F. Hale, Chairman	June 21, 2004 May 18, 2005 May 9, 2006 November 7, 2006	(+)	18,684 10,000 10,000 100,000	6.50 2.65 8.51 7.61	73,305 16,071 51,843 522,760

Daniel D. Burgess	March 30, 2004 June 21, 2004 May 18, 2005 May 9, 2006		6,584 13,416 10,000 10,000	1.46 6.50 2.65 8.51	73,382 52,636 16,071 51,843

Luke B. Evnin, Ph.D.	June 21, 2004 May 18, 2005 May 9, 2006		20,000 10,000 10,000	6.50 2.65 8.51	78,468 16,071 51,843

Arnold L. Oronsky, Ph.D.	June 21, 2004 May 18, 2005 May 9, 2006		20,000 10,000 10,000	6.50 2.65 8.51	78,468 16,071 51,843

William R. Rohn	December 1, 2004 May 18, 2005 May 9, 2006		20,000 2,500 10,000	7.15 2.65 8.51	86,466 4,018 51,843

Heinz W. Gschwend, Ph.D.	June 21, 2004 May 18, 2005 May 9, 2006		18,684 10,000 10,000	6.50 2.65 8.51	73,305 16,071 51,843

(+)     In connection with Mr. Hale’s appointment as Chairman of the Board, he received an option to purchase up to 100,000 shares of our common stock under our  2001 Amended and Restated Equity Incentive Plan, or the 2001 EIP. This option vests monthly in equal increments over a 36 month period for so long as Mr. Hale continues to serve as Chairman and does not accept employment with any other company or organization which the Board determines is inconsistent with his duties as Chairman.

(3)          The aggregate number of shares subject to option awards as of December 31, 2006 was 141,316, 40,000, 40,000, 40,000, 32,500 and 28,684 for Mr. Hale, Mr. Burgess, Drs. Evnin and Oronsky, Mr. Rohn and Dr. Gschwend, respectively.

In 2006, each of our non-employee directors received cash compensation in the form of an annual retainer of $15,000, plus $8,000 for the Chair of the Audit Committee, $5,000 for the other members of the Audit Committee and $2,500 for all other committee members. In September 2006, Mr. Hale was appointed Chairman of the Board and will receive an additional annual retainer of $100,000 for his services as chairman. In March 2007, our non-employee director cash compensation was revised to provide an annual retainer of $20,000 for each non-employee director. In addition, the chairperson of the Audit Committee will receive an additional annual retainer of $10,000, the chairperson of the Compensation Committee will receive an additional annual retainer of $5,000 and the chairperson of the Corporate Governance and Nominating Committee will receive an additional annual retainer of $2,500. Each non-employee director will also receive $1,500 for each in-person Board of Directors meeting attended and $500 for each telephonic Board of Directors meeting attended. In addition, committee members will receive $750 for each in-person committee meeting attended and $500 for each telephonic committee meeting attended. We also reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our Board of Directors and committees of the Board.

Each of our non-employee directors receives stock option grants under our 2004 Non-Employee Directors’ Stock Option Plan, or the Directors’ Plan. Only our non-employee directors or an affiliate of such directors (as defined in the Internal Revenue Code) are eligible to receive options under the Directors’ Plan. Options granted under the Directors’ Plan are intended by us not to qualify as incentive stock options under the Internal Revenue Code.

Option grants under the Directors’ Plan are non-discretionary. Any person who becomes a non-employee director automatically receives an option to purchase 20,000 shares of common stock upon his or her election. In addition, any person who is a non-employee director on the date of each annual meeting of our stockholders will be automatically granted, on the annual meeting date, an option to purchase 10,000 shares of common stock. However, the size of this annual grant made to a non-employee director who has served for less than 12 months at the time of the annual meeting will be reduced by 25% for each full quarter prior to the date of grant during which such person did not serve as a non-employee director. No other stock options may be granted at any time under the Directors’ Plan.

Unless the terms of an optionholder’s stock option agreement provide for earlier termination, if an optionholder’s service relationship with us, or any affiliate of ours, ceases due to disability or death, the optionholder, or his or her beneficiary, may exercise any vested options up to 12 months, or 18 months in the event of death, after the date such service relationship ends. If an optionholder’s service relationship with us, or any affiliate of ours, ceases without cause for any reason other than disability or death, the optionholder may exercise any vested options up to three months from cessation of service, unless the terms of the stock option agreement provide for earlier or later termination.

In the event of certain corporate transactions, any or all outstanding options under the Directors’ Plan may be assumed or substituted for by any surviving entity. If the surviving entity elects not to assume or substitute for all such options, the vesting provisions of the options not assumed or substituted for and held by participants whose continuous service has not terminated will be accelerated and such options will be terminated if not exercised prior to the effective date of the corporate transaction. In the event of a change in our control, the vesting provisions of all outstanding options under the Directors’ Plan will be accelerated and such options will be terminated if not exercised prior to 12 months after the effective date of the change in our control.

The exercise price of stock options granted under the Directors’ Plan is equal to 100% of the fair market value of the common stock on the date of grant. Prior to January 2007, fair market value under the Directors’ Plan was defined as the closing price of our common stock on the trading day immediately prior to the grant date of the award. In January 2007, in accordance with what we believe is evolving best practice, our Board of Directors amended the Directors’ Plan and our other stock plans to define fair market value as the closing price of our common stock on the date of grant (or if the date of grant is not a trading day, then the closing price on the trading day immediately prior to the date of grant). Initial grants (i.e., those made upon a non-employee director’s election to our Board of Directors) made prior to March 2007 vest at the rate of 1/24th each month after the date of grant. In March 2007, the Directors’ Plan was amended to provide that initial grants vest at the rate of 1/36th each month after the date of grant. Annual grants vest at the rate of 1/12th each month after the date of grant. In general, the term of stock options granted under the Directors’ Plan may not exceed ten years.

Acceptable consideration for the purchase of common stock issued under the Directors’ Plan may include cash or check, common stock previously owned by the optionholder or a program developed under Regulation T as promulgated by the Federal Reserve Board. Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution. An optionholder may transfer an option with our written consent provided a Form S-8 registration statement is available for the exercise of the option and the subsequent resale of the shares. However, an optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

General Philosophy

The philosophy of Metabasis is to develop a compensation package for our employees that allows us to attract, retain and motivate talented employees at all levels within the organization to further enhance long term stockholder value. The primary objective of the Compensation Committee is to establish compensation for our executive officers that is externally competitive, aligning compensation with our short-term and long-term performance, building stockholder value by providing incentives based on achievement of corporate goals and providing differentiated compensation based on individual performance. In order to implement that objective, we provide a total compensation package to our executive officers through a mix of salary, bonus and equity-based compensation that is designed to be competitive with comparable companies within the biopharmaceutical industry, align management’s incentives with the long-term interests of our stockholders and reward our executive officers for achievement of corporate and individual goals. We consider the stage of Metabasis when assessing the composition of risk and reward-based incentives as elements of total compensation and believe the total compensation of our executive officers should be aligned with the risk and reward profile of our stockholders.

The Compensation Committee has the primary authority to determine compensation for our executive officers. The Compensation Committee, together with the independent directors of our Board of Directors, reviews the performance of our Chief Executive Officer and determines the achievement of our annual corporate goals on an annual basis. Also on an annual basis, the Compensation Committee reviews the individual performance of the other executive officers and those employees who earn more than $200,000 per year. To aid the Compensation Committee’s review, our Chief Executive Officer provides a recommendation concerning the achievement of corporate goals and the performance and compensation of the executive officers, excluding himself. The Compensation Committee then reviews and makes an independent assessment of corporate goal achievement which is further reviewed and approved by the independent members of the Board of Directors. The Compensation Committee undertakes this review of executive compensation in the first quarter of each year.

Benchmarking

As a component of the evaluation of fiscal 2006 executive performance, the Compensation Committee reviewed third party survey compensation data of named executive officers of other biopharmaceutical companies that our management, in conjunction with the Compensation Committee, determined were comparable to Metabasis in terms of market capitalization, stage of development, breadth and strategic alliance profile of our pipeline of product candidates and tenure as a publicly traded company. The Compensation Committee engaged the consulting firm of Top Five Data Services, or Top Five, an independent compensation consulting firm, to assist the Compensation Committee in the process of compiling and comparing compensation data from our group of comparable companies. In determining the salaries of the executive officers, the Compensation Committee considers the performance of the executive, the experience of the executive in his or her position, and the executive’s achievement of individual objectives as well as the salary levels of executives in our comparable group of companies. The Compensation Committee also evaluates the bonus targets for our executive officers as defined through our Management Incentive Plan, and based on data from our group of comparable companies. The Compensation Committee targets total compensation for our executive officers, including our Chief Executive Officer, generally between the 50th and 75th percentile of our group of comparable companies.

Elements of Compensation

To accomplish our executive compensation objectives, compensation for our executive officers generally consists of the following components:  base salary, annual bonus and equity-based compensation. Our executive officers are also entitled to potential payments upon specified termination or change in control events. Additionally, our executives are entitled to other benefits that are generally available to all of our employees.

Base Salary

Base salaries for our executive officers are determined based on their role and responsibilities within the organization taking into account the benchmarking analysis described above. We review salaries on an annual basis in connection with our performance review process and adjust salaries to account for performance of our officers in their positions, shifts in market levels, inflationary measures, overall responsibilities, experience and in accordance with budgetary allotments. An individual’s base salary is intended to serve as a risk free element of compensation.

In 2006, our Chief Executive Officer received a 4.64% increase of his base salary, resulting in an increase in his 2006 base salary from $345,000 to $361,000. Each of our other executive officers received an increase in their 2006 base salary ranging from 4.19% to 5.90%. 2006 base salary information for our executive officers is detailed in the Summary Compensation Table.

We completed our 2006 performance evaluation process in March 2007. In connection with that process, we established 2007 base salaries. For 2007, our Chief Executive Officer received a 4.98% increase of his base salary, resulting in an increase in his 2007 base salary from $361,000 to $379,000. Each of our other executive officers received an increase in their 2007 base salary ranging from 4.24% to 6.56%.

Annual Bonus

Our executive officers are eligible, under our Management Incentive Plan, to receive an annual bonus which is designed to offer incentive compensation by rewarding the achievement of corporate and individual goals. Annual bonuses are intended to reward executives that have a positive impact on corporate results and provide an incentive to achieve overall company goals and specific individual goals, thereby enhancing stockholder value. Corporate and individual goals are recommended by our Chief Executive Officer, with input from the executive management team. Individual goal achievement rates are approved by the Compensation Committee and achievement of corporate goals is reviewed and approved by the Compensation Committee and the independent members of the Board of Directors. Corporate goals are typically based on scientific milestones and operational, financial and business development objectives. Individual goals are typically based on a particular executive’s respective area of responsibility and designed to support overall corporate goal achievement.

The bonus target, as defined in the Management Incentive Plan, is based on the management level of the executive officer within the organization and is calculated as a percentage of each executive officer’s salary. The bonus target and composition of the target rates for our executive officers for the 2006 fiscal year were as follows:

Position/Title	Bonus Target	Portion Related to Corporate Goals	Portion Related to Individual Goals
Chief Executive Officer	35%	100%	0%
Other Executive Officers	30%	85%	15%

The relative weight between corporate and individual goals is reviewed annually by the Compensation Committee and approved as a component of the Management Incentive Plan that is approved by the Board of Directors and adjusted when deemed appropriate. Bonus payments may exceed (up to a maximum of 125%), meet or fall below the target rate as the actual payout is determined based on a measure of performance against the pre-approved corporate and individual goals.  Our corporate and individual goals are collectively designed to be challenging but attainable and therefore reflect a reward-based form of compensation with a risk of achievement. We completed our 2006 performance evaluation process in March 2007 and 2006 bonus information for our Named Executive Officers is detailed in the Summary Compensation Table. In addition, we established bonus targets and composition of target rates for our executive officers for the 2007 fiscal year as follows:

Position/Title	Bonus Target	Portion Related to Corporate Goals	Portion Related to Individual Goals
Chief Executive Officer	50%	100%	0%
Executive Vice President	40%	85%	15%
Other Officers and Senior Vice Presidents	35%	85%	15%

Equity-Based Compensation

We provide long-term incentive compensation to our executive officers through equity awards under the 2001 EIP. The 2001 EIP was established to provide incentives to our employees, including executive officers, to perform and execute on our long-term corporate objectives. We believe awards through the 2001 EIP help align the interests’ of our executive officers and employees with those of our stockholders. Given the early stage of our business, limited cash resources and industry risk profile, we believe the use of stock and stock-based awards as a component of our compensation package for executive management is the best approach to encourage executive management to focus on the achievement of corporate goals that align the interests of our executive management with creating long term stockholder value.

Options

The 2001 EIP authorizes us to grant options to employees, consultants and directors. Stock option grants are made to employees and directors shortly after commencement of employment or service and on an annual basis in connection with our performance evaluation process which typically occurs in the first quarter of each calendar year. All equity-based awards to executive officers are determined by the Compensation Committee and require the approval of our Board of Directors or the Compensation Committee before they are awarded or communicated to the individual. In determining the number of options awarded to our executive officers, the Compensation Committee considers the performance of the executive in achieving corporate goals and enhancing stockholder value, the overall number of options held by the executive and the number of options awarded and timing of those awards made to executive officers in comparable positions within a group of comparable companies. The Compensation Committee generally targets the aggregate annual value of awards to be set between the 50th and 75th percentile of the ranges of our group of comparable companies, as discussed above, for initial and annual performance option grants for executive officers. Initial option grants to executive officers vest 25% on the first anniversary of employment and ratably over a three year period thereafter, based on continued employment. All subsequent option awards vest ratably from the date of grant over a 48-month period based on continued employment. We have not and currently do not grant options with performance- based vesting triggers. Options have an exercise price equal to the closing price of our common stock on the trading day immediately prior to the grant date of the award. However, in January 2007, our Board of Directors amended the 2001 EIP to set the exercise price of options as the closing price of our common stock on the date of grant (or if the date of grant is not a trading day, then the closing price on the trading day immediately prior to the date of grant).

Stock option grants made during 2006 to our Named Executive Officers are reflected in the Grants of Plan-Based Awards Table and outstanding stock option awards to Named Executive Officers as of December 31, 2006 are reflected in the Outstanding Equity Awards at Fiscal Year-End Table. We completed our 2006 performance evaluation process in March 2007. In connection with that process, the compensation committee approved 2007 annual stock option grants to our Named Executive Officers as follows.

Named Executive Officer	Number of Shares Underlying Option Award
Paul K. Laikind, Ph.D.	100,000
Mark D. Erion, Ph.D.	75,000
John W. Beck, C.P.A.	60,000
Ed Baracchini, Ph.D., M.B.A.	60,000
Howard Foyt, M.D., Ph.D.	29,400

Severance Agreements

Given the early stage of our company, the risk profile of the industry sector we participate in and the range of strategic initiatives we may explore, we believe that reasonable severance benefits should be provided to our executive officers. We believe severance programs should reflect the fact that it may be difficult for our officers and key employees to find comparable employment within a short amount of time in the event of termination for good reason, without cause or in connection with a restructuring or reduction in force, all of which are generally beyond the control of a terminated employee and terminations that under different circumstances may not have occurred. The severance programs are intended to ease the consequences to an employee of an unexpected termination of employment. Metabasis benefits by requiring a general release from terminated employees that are entitled to severance benefits. Option acceleration upon terminations in connection with a change in control is intended to mitigate the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes. Such payments protect stockholder interests by enhancing employee focus during rumored or actual change in control activity through incentives to remain with Metabasis despite uncertainties while a transaction is under consideration or pending, assurance of severance and benefits for terminated employees and access to the equity component of total compensation after a change in control. Currently, our executive officers and certain key employees maintain such agreements. All of the agreements provide for a varying combination of cash, continued insurance benefits, outplacement services and acceleration of vesting on outstanding stock option awards.

The agreement we maintain with our Chief Executive Officer, Paul Laikind, provides for the following compensation in the event of either: resignation for good reason; termination for reasons other than cause; or termination as a result of a restructuring or reduction in force.

•       Cash severance equal to 12 months salary plus a cash payment equal to the average of the prior three years’ bonus payments,

•       Accelerated vesting of 12 additional months of all unvested stock options and shares of restricted stock,

•       Continued group disability insurance, group life insurance and group health benefits for a period of up to 12 months with the option to convert the group disability and group life insurance policies into individual polices,

•       Outplacement services for up to six months, and

•       A one-time cash payment sufficient to pay the tax obligations under Section 280G of the Internal Revenue Code, in the event such payments are deemed to be subject to such tax.

Where the above termination events occur following a change in control, Dr. Laikind will also be entitled to acceleration of vesting of all remaining unvested stock options and shares of restricted stock. In addition, in the event of a change in control, and independent of Dr. Laikind’s continued employment, he will be entitled to acceleration of vesting of 50% of any unvested stock options and shares of restricted stock with the remaining 50% of unvested stock options and shares of restricted stock continuing to vest in equal installments over the remaining vesting period.

The agreements we maintain with all of our other executive officers provide for the following compensation in the event of termination for reasons other than cause:

•       Cash severance equal to 12 months salary plus a cash payment equal to the average of the prior three years’ bonus payments,

•       Accelerated vesting of 12 additional months of all unvested stock options and shares of restricted stock,

•       Continued group disability insurance, group life insurance and group health benefits for a period of up to 12 months with the option to convert the group disability and group life insurance policies into individual polices, and

•       Outplacement services for up to six months.

In addition, total severance compensation due to the officer may be adjusted downward to ensure the best after-tax benefit to the officer if any portion of the benefits paid would be nondeductible under section 280G of the Internal Revenue Code. In the event of a termination for reasons other than cause or as a result of a restructuring or reduction in force, or resignation for good reason, within 12 months following a change in control, the officers will be entitled to an acceleration of vesting of all unvested stock options and shares of restricted stock.

Good reason is generally defined within these agreements as the occurrence of any of the following events: demotion or significant reduction in responsibilities; reduction in total compensation outside of a company-wide compensation reduction; failure to receive a contemporaneous increase or bonus commensurate with other comparable employees within the company; or relocation of principal place of work by a distance of 50 miles or more. Cause is generally defined within these agreements as the occurrence of any of the following events: significant or continuing failure to perform employment duties; gross misconduct or fraud; or conviction of, or plea of “guilty” or “no contest” to, a non-vehicular felony.

Employee Stock Purchase Plan

We have also established our 2004 Employee Stock Purchase Plan, or the 2004 ESPP, available to all of our employees, including our executive officers, which is intended to encourage employees to continue in our employ and to motivate employees through an ownership interest in the company. Under the 2004 ESPP, employees may purchase shares of our common stock at a discount to the market price, subject to certain limits, with the objective of allowing employees to profit when the value of our common stock increases over time.

Other Compensation

In order to remain competitive and retain and recruit high talented individuals we provide other forms of compensation from time to time such as, paid premiums on life insurance policies, supplemental disability insurance coverage, a section 401(k) savings/retirement plan, relocation benefits, hiring bonuses and tax gross ups. We also provide personal paid time off and other paid holidays to all employees, including our executive officers, which are comparable to those provided at comparable companies.

Accounting and Tax Considerations

Section 162(m) of the Internal Revenue Code generally prohibits us from deducting any compensation over $1 million per taxable year paid to any of our Named Executive Officers unless such compensation is treated as “performance-based compensation” within the meaning of the Internal Revenue Code. As the cash compensation paid by us to our Named Executive Officers is expected to be below $1 million and the Compensation Committee believes that stock options granted under the 2001 EIP to our Named Executive Officers meet the requirements for treatment as performance-based compensation, the Compensation Committee believes that Section 162(m) will not affect the tax deductions available to Metabasis with respect to the compensation of its executives. In determining the form and amount of compensation for our Named Executive Officers, the Compensation Committee will continue to consider all elements of the cost of such compensation, including the potential impact of Section 162(m).

Summary of Compensation

The following table sets forth in summary form information concerning the compensation that we paid during the fiscal year ended December 31, 2006 to our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2006. We refer to these officers in this proxy statement as the “Named Executive Officers.”

Summary Compensation Table

Named Executive Officer	Year	Salary (1) ($)	Bonus (2) ($)	Stock Awards (3) ($)	Option Awards (4) ($)	Non-Equity Incentive Plan Compensation (5) ($)	All Other Compensation (6) ($)	Total ($)
Paul K. Laikind, Ph.D. Chairman of the Board, President, Chief Executive Officer and Secretary	2006	361,000	—	78,115	315,879	108,187	—	863,181
Mark D. Erion, Ph.D Chief Scientific Officer and Executive Vice President of Research and Development	2006	305,000	—	72,329	200,701	78,947	—	656,976
John W. Beck, C.P.A. Senior Vice President of Finance, Chief Financial Officer andTreasurer	2006	243,000	—	27,324	145,742	62,790	—	478,857
Edgardo Baracchini, Ph.D.,M..B.A Senior Vice President of Business Development	2006	251,000	—	—	249,765	66,099	—	566,864
Howard Foyt, M.D., Ph.D. Vice President of Clinical Development	2006	216,730	99,000	—	88,502	—	15,186	419,418

(1)           The amounts shown represent base salaries on an annualized basis, with the exception of Dr. Foyt, whose salary reflects a pro-rata amount earned based on his initial date of employment of January 23, 2006.

(2)           The amount shown represents a discretionary payment of $30,000 made to Dr. Foyt as a “sign-on” bonus in connection with his initial employment arrangement. An additional $69,000 represents a guaranteed payment earned in 2006.

(3)           The amounts shown are the compensation cost recognized by us in fiscal 2006 related to awards of restricted stock made in prior years that continued to vest during fiscal 2006, as permitted under SFAS No. 123R. For a discussion of valuation assumptions, see Note 1, “Stock-Based Compensation,” to our Notes to Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006. In 2003, awards of 214,307, 198,432 and 74,963 shares of previously vested common stock held by Drs. Laikind and Erion and Mr. Beck, respectively, were tendered to us on June 30, 2003 and subjected to a new monthly vesting schedule over a four-year period beginning on that date. These shares were tendered in part as repayment for outstanding principal and interest on loans we made to Drs. Laikind and Erion and Mr. Beck in connection with their purchase of our common stock in June 1999, the outstanding amount of which at June 30, 2003 was equal to $229,374, $206,438 and $77,988, respectively.

(4)           The amounts shown are the compensation cost recognized by us in fiscal 2006 related to awards of stock options made during fiscal 2006 and in prior years that continued to vest during fiscal 2006, as prescribed under SFAS No. 123R. For a discussion of valuation assumptions, see Note 1, “Stock-Based Compensation,” to our Notes to Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006. Please refer to the “Compensation Discussion and Analysis” for further details regarding equity incentive compensation for our executive officers. The following table sets forth the compensation cost of each option award reported in this column, as calculated under SFAS No. 123R:

Named Executive Officer	Date of Option Award	No. of Shares of Stock Underlying Options	Exercise Price ($)	2006 Fiscal Year Compensation Cost ($)
Paul K. Laikind, Ph.D.	October 17, 2003 March 19, 2006	61,437 125,000	1.46 9.03	167,493 148,386
Mark D. Erion, Ph.D.	October 17, 2003 March 19, 2006	40,958 75,000	1.46 9.03	111,670 89,031
John W. Beck, C.P.A.	October 17, 2003 May 18, 2005 December 9, 2005 March 19, 2006	27,305 13,653 4,368 50,000	1.46 2.65 6.88 9.03	74,439 5,686 6,263 59,355
Edgardo Baracchini, Ph.D., M.B.A.	July 23, 2002 January 1, 2003 October 17, 2003 March 4, 2004 May 19, 2004 May 18, 2005 December 9, 2005 March 19, 2006	69,958 18,930 27,995 9,876 27,305 13,653 4,368 37,300	1.46 1.46 1.46 1.46 1.46 2.65 6.88 9.03	6,251 9,392 76,315 26,863 74,715 5,686 6,263 44,281
Howard Foyt, M.D., Ph.D.	January 23, 2006	62,806	9.00	88,502

(5)           These amounts represent bonuses earned during the fiscal year ended December 31, 2006 under our Management Incentive Plan. Annual bonuses earned during a fiscal year are paid in the first quarter of the subsequent fiscal year.

(6)           In accordance with the rules of the SEC, the compensation described in this table does not include various perquisites and other benefits received by a Named Executive Officer which do not exceed $10,000 in the aggregate. The amount shown includes $1,518 in term life insurance premiums and a $13,668 tax gross-up payment.

Employment, Severance and Change of Control Agreements

Offer Letters

We have entered into offer letters with the following Named Executive Officers setting forth their respective base salary, bonus eligibility and other employment benefits: Mr. Beck and Drs. Baracchini and Foyt. We have not entered into offer letters with the following Named Executive Officers: Drs. Laikind or Erion. Each Named Executive Officer’s employment is on an “at-will” basis and can be terminated by us or the officer at any time, for any reason and with or without notice, subject where applicable to the stock restriction agreements and severance agreements described in “Compensation Discussion and Analysis—Severance Agreements.”

Proprietary Information and Inventions Agreements

Each Named Executive Officer has also entered into a standard form agreement with respect to proprietary information and inventions. Among other things, this agreement obligates the officer to refrain from disclosing any of our confidential information received during the course of employment and, with some exceptions, to assign to us any inventions conceived or developed during the course of employment.

Stock Restriction Agreements

We have entered into stock restriction agreements with Mr. Beck and Drs. Erion and Laikind, under which we have an option to repurchase shares of common stock held by each executive officer within

60 days following the termination of his respective employment. Our repurchase option lapses in equal monthly installments over the 48 months following the date of each executive officer’s stock restriction agreement, as long as he continues to be employed by us. However, if we terminate the executive officer without cause or he terminates his employment for good reason, our repurchase option lapses in its entirety. As of December 31, 2006, our repurchase option covered 9,372, 24,807 and 26,792 shares held by Mr. Beck and Drs. Erion and Laikind, respectively.

Severance Agreements

Please see “Compensation Discussion and Analysis—Severance Agreements” for a description of the severance arrangements we maintain with our Named Executive Officers.

Potential Payments Upon Termination or Change-in-Control

The following table sets forth potential payments to our Named Executive Officers upon various termination or change in control events assuming such events occurred as of December 31, 2006.

Named Executive Officer	Trigger(1)	Salary (2) ($)	Bonus (3) ($)	Value of Option Acceleration (4) ($)	Value of Restricted Stock Acceleration (5) ($)	Continuation of Employment Benefits (6) ($)	280G Tax Gross Up (7) ($)	Total Value ($)
Paul K. Laikind, Ph.D.	Qualifying Termination	361,000	99,290	330,566	39,058	27,367	—	857,281
	Change in Control and Qualifying Termination	361,000	99,290	739,197	39,058	27,367	—	1,265,912
	Change in Control	—	—	369,599	39,058	—	—	408,657
Mark D. Erion, Ph.D.	Qualifying Termination	305,000	71,927	207,094	36,164	27,367	—	647,552
	Change in Control and Qualifying Termination	305,000	71,927	452,404	36,164	27,367	—	892,862
John W. Beck, C.P.A.	Qualifying Termination	243,000	56,973	148,329	13,662	27,367	—	489,331
	Change in Control and Qualifying Termination	243,000	56,973	326,465	13,662	27,367	—	667,467
Edgardo Baracchini, Ph.D., M.B.A.	Qualifying Termination	251,000	58,772	231,541	—	27,367	—	568,680
	Change in Control and Qualifying Termination	251,000	58,772	396,991	—	27,367	—	734,130
Howard Foyt, M.D., Ph.D.	Qualifying Termination	230,000	23,000	99,989	—	21,395	—	374,384
	Change in Control and Qualifying Termination	230,000	23,000	289,239	—	21,395	—	563,634

(1)             Please see “Compensation Discussion and Analysis—Severance Agreements” for a description of qualifying terminations and the material terms of each Named Executive Officer’s severance agreement.

(2)             The amounts shown represent a cash severance equal to 12 months’ salary.

(3)             The amounts shown represent a cash payment equal to the average of the prior three years’ bonus payments or a lesser period if not employed for the past three years.

(4)             The amounts shown represent the compensation cost that would be recognized by us in connection with unvested options that would have accelerated if the Named Executive Officer was terminated, or a change in control occurred, on December 31, 2006, as prescribed under SFAS No. 123R. For a discussion of valuation assumptions, see Note 1, “Stock-Based Compensation,” to our Notes to Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006. Please see “Compensation Discussion and Analysis—Severance Agreements” for a description of the accelerated vesting.

(5)             The amounts shown represent the value of unvested stock that would have accelerated if the Named Executive Officer was terminated, or a change in control occurred, on December 31, 2006 based on the market value of our common stock on that date. Please see “Compensation Discussion and Analysis—Severance Agreements” for a description of the accelerated vesting.

(6)             The amounts shown represent the value of continued group disability insurance, group life insurance and group health benefits for a period of up to 12 months.

(7)             The aggregate amount of the potential payments to be received by Dr. Laikind in connection with a change in control, assuming such event occurred as of December 31, 2006, would not result in such payments being subject to the excise tax obligations imposed under Section 280G of the Internal Revenue Code.

Grants of Plan-Based Awards

We grant stock options to our executive officers under the 2001 EIP. As of March 31, 2007, options to purchase a total of 3,302,687 shares were outstanding under the 2001 EIP, and a total of 968,643 shares remained available for grant under the 2001 EIP.

All stock options granted to our executive officers are incentive stock options, to the extent permissible under the Internal Revenue Code. Generally, 25% of the shares subject to options vest one year from the date of hire and the remainder of the shares vest in equal monthly installments over the 36 months thereafter, subject to cessation of vesting upon the termination of the optionholder’s continued service to us and to acceleration of vesting pursuant to the agreements described in “Employment, Severance and Change of Control Agreements.” Options expire ten years from the date of grant.

The exercise price per share of each option granted to our executive officers was equal to the fair market value of our common stock on the date of the grant. Pursuant to the 2001 EIP, the fair market value of our common stock on a given date is deemed to be equal to the closing sales price for such stock as reported on the Nasdaq Stock Market on the last market trading day prior to such date. In January 2007, the 2001 EIP was amended to prescribe the market value of our common stock for option awards to be equal to the closing price on the date of the grant (or if the date of grant is not a trading day, then the closing price on the trading day immediately prior to the date of grant).

The following table provides information regarding grants of plan-based awards to the Named Executive Officers in the fiscal year ended December 31, 2006.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and
Named Executive Officer	Grant Date(2)	Threshold ($)	Target ($)	Maximum ($)	Options (#)	Awards(3) ($/Sh)	Option Awards (4)($)
Paul K. Laikind, Ph.D.	March 19, 2006	—	126,350	157,938	125,000	9.03	754,300
Mark D. Erion, Ph.D.	March 19, 2006	—	91,500	114,375	75,000	9.03	452,580
John W. Beck, C.P.A.	March 19, 2006	—	72,900	91,125	50,000	9.03	301,720
Edgardo Baracchini, Ph.D., M.B.A.	March 19, 2006	—	75,300	94,125	37,300	9.03	225,083
Howard Foyt, M.D., Ph.D.	January 23, 2006	—	—	—	62,806	9.00	377,740

(1)             Amounts represent possible performance awards under our 2006 Management Incentive Plan. Bonus payments may exceed (up to a maximum of 125%), meet or fall below the target rate as the actual payout is determined based on a measure of performance against the pre-approved company and individual goals. Dr. Foyt’s 2006 bonus was guaranteed under the terms of his employment offer letter. The actual amount of bonus earned by each Named Executive Officer in 2006 is reported under the Bonus and Non-Equity Incentive Plan Compensation columns in the Summary Compensation Table.

(2)             Dr. Foyt’s option granted on January 23, 2006 was approved by the Compensation Committee on December 9, 2005, to be granted contingent and effective as of Dr. Foyt’s commencement of employment with us on January 23, 2006.

(3)             The Nasdaq Stock Market was closed on March 19, 2006 as it was not a business day. Therefore, the exercise price for options granted on March 19, 2007 was set at the closing price of our common stock on the Nasdaq Stock Market on March 17, 2006, the trading day immediately prior to the date of grant.

(4)             The amounts shown are the full grant date fair value of each option award reported in this column, as calculated under SFAS No. 123R. For a discussion of valuation assumptions, see Note 1, “Stock-Based Compensation,” to our Notes to Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding all outstanding equity awards held by each of our Named Executive Officers as of December 31, 2006. Options listed in the table permit early exercise of unvested shares, in which case all unvested shares are subject to repurchase by us.

	Option Awards(1)				Stock Awards(2)
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)
Paul K. Laikind, Ph.D.	61,437	12,800	1.46	10/16/2013	26,792	201,476
	125,000	125,000	9.03	3/19/2016
Mark D. Erion, Ph.D.	40,958	8,533	1.46	10/16/2013	24,807	186,549
	75,000	75,000	9.03	3/19/2016
John W. Beck, C.P.A.	13,653	7,111	2.65	5/18/2015	9,372	70,477
	4,368	3,003	6.88	12/9/2015
	50,000	50,000	9.03	3/19/2016
Edgardo Baracchini, Ph.D., M.B.A.	36,437	—	1.46	7/22/2012
	27,995	5,833	1.46	10/16/2013
	9,876	2,675	1.46	3/3/2014
	27,305	9,671	1.46	5/18/2014
	13,653	7,111	2.65	5/18/2015
	4,368	3,003	6.88	12/9/2015
	37,300	37,300	9.03	3/19/2016
Howard Foyt, M.D., Ph.D.	62,806	62,806	9.00	1/23/2016

(1)          Each of the option awards vest over four years as follows: 1/4th of the shares vest upon the first anniversary of the grant date and 1/48th vest monthly thereafter.

(2)          Each of the stock awards vest in equal monthly installments over the 48 months following the date of each Named Executive Officer’s stock restriction agreement.

(3)          Represents the closing price of a share of our common stock on the Nasdaq Stock Market on December 29, 2006 ($7.52) multiplied by the number of unvested shares at December 31, 2006.

Option Exercises and Stock Vested

The following table provides information regarding the number of shares of common stock acquired and the value realized pursuant to the exercise of stock options, and all stock awards vested and the value realized pursuant to the vesting of stock awards, during 2006 by each of our Named Executive Officers.

	Stock Awards
Named Executive Officer	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Paul K. Laikind, Ph.D.	53,577	407,967
Mark D. Erion, Ph.D.	49,608	377,724
John W. Beck, C.P.A.	18,741	142,629

(1)          The value realized on vesting is equal to the closing price of our common stock on the date of vesting, multiplied by the number of shares that vested.

Pension Benefits

We have no pension plans.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We have no nonqualified defined contribution or other nonqualified deferred compensation plans.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2006, with respect to all of our equity compensation plans in effect on that date.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders(1)	6,695,459	$4.70	1,840,474
Equity compensation plans not approved by stockholders(2)	—	—	—
Total	6,695,459	$4.70	1,840,474

(1)          Includes the 2001 EIP, the Directors’ Plan and the 2004 ESPP. 688,512 shares under column (c) are attributable to the 2004 ESPP.

(2)          As of December 31, 2006, we did not have any equity compensation plans that were not approved by our stockholders.

POLICIES AND PROCEDURES WITH RESPECT TO RELATED PARTY TRANSACTIONS

In January 2007, we adopted a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Metabasis and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, director, consultant or in a similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of Metabasis, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to Metabasis of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to Metabasis, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve or ratify a related-person transaction, the Audit Committee look at, in light of known circumstances, whether the transaction is, or is not inconsistent with, the best interests of Metabasis and its stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Heinz W. Gschwend, Ph.D., a current member of our Board who has elected not to stand for re-election at the annual meeting, also serves as a member of our Scientific Advisory Board. During the fiscal year ended December 31, 2006, Dr. Gschwend exercised options to purchase 11,864 shares of our common stock.

Our bylaws provide that we will indemnify our directors and executive officers, and may indemnify other officers, employees and other agents, to the fullest extent permitted by law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our amended and restated bylaws permit such indemnification. We have obtained a policy of directors’ and officers’ liability insurance.

We have entered, and intend to continue to enter, into indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks or other agents) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of broker, banks or other agents with account holders who are stockholders of Metabasis will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other agent that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, bank or other agent, and direct a written request for the separate proxy statement and annual report to 11119 North Torrey Pines Road, La Jolla, CA 92037, Attn: Secretary, or contact Mr. Beck at (858) 622-3909. Stockholders whose shares are held by their broker, bank or other agent as nominee and who currently receive multiple copies of the proxy statement at their address that would like to request “householding” of their communications should contact their broker, bank or other agent.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

David F. Hale
Chairman of the Board

La Jolla, California
April 27, 2007

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC is available without charge upon written request to: 11119 North Torrey Pines Road, La Jolla, CA 92037, Attn: Corporate Secretary.

METABASIS THERAPEUTICS, INC.

11119 North Torrey Pines Road

La Jolla, CA 92037

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 1, 2007

The undersigned hereby appoints Paul K. Laikind, Ph.D. and John W. Beck, C.P.A., and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Metabasis Therapeutics, Inc. which the undersigned may be entitled to vote at the 2007 Annual Meeting of Stockholders of Metabasis Therapeutics, Inc. to be held on June 1, 2007 at 10:00 a.m. local time at the corporate headquarters of the Company located at 11119 North Torrey Pines Road, La Jolla, CA 92037 and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.  IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

VOTING INSTRUCTIONS:

VOTE BY MAIL: Complete, sign, date and promptly return this proxy card in the postage-paid envelope provided.

VOTE BY PHONE: Dial toll-free 1-800-PROXIES using any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Standard Time on May 31, 2007.  Have your proxy card in hand when you call.  You will be prompted to enter your 12-digit control number, which is located below and then follow the simple recorded instructions provided.

VOTE BY INTERNET: Go to http://www.voteproxy.com to transmit your voting instruction and for electronic delivery of information up until 11:59 P.M.  Eastern Standard Time on May 31, 2007.  Have your proxy card in hand when you access the web site.  You will be prompted to enter your 12-digit control number, which is located below, to obtain your records and to create an electronic voting instruction form.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE NAMED BELOW.

Proposal 1:	To elect three Class III directors to hold office until our 2010 Annual Meeting of Stockholders.

☐	FOR the nominees listed below	☐	WITHHOLD authority
	(except as marked to the contrary		to vote for the nominees
	below).		listed below.

Nominees: David F. Hale, Paul K. Laikind, Ph.D., and George F. Schreiner, M.D., Ph.D.

To withhold authority to vote for any individual nominee, write the name of such nominee below:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

Proposal 2:	To ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2007.

☐        FOR                                                      ☐        AGAINST                                       ☐          ABSTAIN

DATED

SIGNATURE(S)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.